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                                                                    EXHIBIT 23.1
                                                                       1996 10-K





CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Outlook Group Corp. on Forms S-8 (File Nos. 33-44491 and 33-44075) of our reports dated July 12, 1996, except as to the information in Note D, for which the date is August 29, 1996, and July 12, 1996 on our audits of the consolidated financial statements and financial statement schedule, respectively, of Outlook Group Corp. and Subsidiaries as of May 31, 1996, 1995 and 1994, and for each of the years then ended, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.





                                                        COOPERS & LYBRAND L.L.P.



Milwaukee, Wisconsin
August 29, 1996